EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Fourth Quarter and Annual Earnings

NORWOOD, Mass., January 29, 2018--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $1.3 million, or $0.05 per diluted share, for the fourth quarter of 2017 compared to net income of $3.8 million, or $0.16 per diluted share, for the third quarter of 2017 and net income of $4.0 million, or $0.17 per diluted share, for the fourth quarter of 2016.

The fourth quarter of 2017 included an additional income tax expense of approximately $2.5 million, or $0.10 per diluted share, related to the Tax Cuts and Jobs Act (the “Tax Act”) which was enacted on December 22, 2017. The Tax Act provides for a reduction in the corporate income tax rate from 35% to 21% effective January 1, 2018 and this reduction in the corporate tax rate resulted in a downward revaluation to the Company's net deferred tax asset (DTA). The fourth quarter of 2017 also included a pre-tax charge of $317,000 ($188,000 after tax, or $0.01 per share) related to pension settlements. The third quarter of 2017 included a pre-tax loss of $118,000 ($73,000 after tax, or less than a penny per diluted share) from the sale of a purchased home equity loan portfolio. Excluding these items, net income was $4.0 million, or $0.16 per share, for the fourth quarter of 2017 on a non-GAAP basis and $3.9 million, or $0.16 per share for the third quarter of 2017 on a non-GAAP basis (see pages 15 and 16 for a reconciliation of GAAP to non-GAAP measures).

For the year ended December 31, 2017, net income was $16.5 million, or $0.67 per diluted share. Excluding nonrecurring items, net income for the year ended December 31, 2017 on a non-GAAP basis was $13.8 million or $0.56 per share. For the year ended December 31, 2016, net income was $8.7 million or $0.35 per diluted share.

2017 HIGHLIGHTS

•
Revenue growth and expense discipline allowed the Company to generate strong operating leverage in 2017 which, in turn, resulted in improvements to the efficiency ratio and return on assets compared to 2016 (see page 18).

•
Loans grew 14% to $2.2 billion at December 31, 2017 from the end of 2016. Over the past three years, loans have increased $1.1 billion, or 93%, as the Company continued to execute on its balance sheet diversification strategy through an expansion of the residential mortgage, commercial real estate and commercial business loan portfolios. Since the end of 2014, commercial real estate loans are up 116%, 1-4 family residential mortgages have increased 101% and commercial business loans have grown 67%.

•
Mortgage banking capabilities have been expanded over the past few years, including the opening of several new loan offices in Eastern Massachusetts. Current plans call for opening additional offices in Marblehead and Dorchester during the first quarter of 2018. Mortgage banking income grew to $3.7 million in 2017, up $1.2 million, or 48%, from 2016. Mortgage banking revenue was just $282,000 in 2015. Mortgage originations have been strong the past two years, totaling $495 million in 2017 and $539 million in 2016 compared to $269 million in 2015.

•
Commercial loan originations (real estate and non-real estate combined) were $412 million in 2017 compared to $359 million in 2016 and $331 million in 2015. The Company has continued to expand its asset-based lending and specialized lending businesses as well as its commercial deposit taking capabilities, including converting to a new cash management platform. The combination of commercial and small business deposits totaled $359 million at December 31, 2017, up 20% from the end of 2016 and up 65% from the end of 2015.

•
Over the past few years, new retail branches were opened in Milton (fourth quarter of 2014), Westwood (fourth quarter of 2015), and the Seaport District of Boston (fourth quarter of 2016). These three branches had combined total deposits of $266 million at December 31, 2017. Deposits, excluding brokered deposits, increased 13% during 2017.

•
The Government Banking division has added to the growth in deposits over the past two years, as municipal deposits were $137 million at the end of 2017, up 32% from the end of 2016 and up 188% from the end of 2015.

•
During 2017, the Company completed the process of restructuring its securities portfolio by selling its mutual fund and corporate bond portfolios. The remaining portfolio was moved in-house saving annual investment management fees of approximately $400,000.

•
Net interest margin has improved over the last several quarters as the Company has benefited from maintaining an asset sensitive interest rate risk position while the Federal Reserve has been raising interest rates.

•
Capital deployment efforts continued as the Company has reduced its tangible common equity to tangible assets ratio to 14.6% at December 31, 2017 from 23.7% at September 30, 2014 (the Company's first quarter as a public company). During 2017, the Company paid a $0.20 per share special dividend and raised its regular quarterly dividend twice. The quarterly dividend is now $0.15 per share compared to $0.03 at the end of 2016.

•	Credit quality was strong throughout 2017 and the Company had net loan recoveries of $29,000 during the year.

•
The Company and its foundations made donations in excess of $1 million in each of the last four years to various nonprofits reflecting the Company's active involvement in the communities it serves. Most of the donations were made through the Blue Hills Bank charitable foundations which support non-profits in the fields of education and the arts, health and human services, affordable housing, financial literacy, and community services.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "We are very proud of the progress we have made since becoming a public company in the third quarter of 2014. Our investment spending over the past few years has allowed us to build out our retail, mortgage and commercial banking platforms while adding experienced and dedicated employees who have led the effort in improving our financial performance and customer experience. These efforts have resulted in significant improvement in earnings growth, operating leverage, revenue, return on assets and operating efficiency; however, we recognize that our work is far from done and we look forward to another year of progress in 2018."

BALANCE SHEET
Compared to September 30, 2017, total assets grew $123 million, or 5%, to $2.7 billion at December 31, 2017. The increase was mainly driven by a $119 million, or 6%, increase in loans to $2.2 billion at December 31, 2017. By category, commercial real estate loans increased $83 million, residential mortgage loans were up $21 million and commercial business loans grew $12 million.

Compared to December 31, 2016, total assets increased $199 million, or 8%. Loans also drove the growth in total assets in this comparison, increasing $275 million, or 14%. By category, the increase from December 31, 2016 was due to commercial real estate loans, which were up $147 million, or 22%; residential mortgage loans, which were up $72 million, or 8%; and commercial business loans, which were up $47 million, or 23%. Residential mortgage loan originations were $112 million in the fourth quarter of 2017 compared to $176 million in the fourth quarter of 2016 while commercial loans (real estate and non-real estate combined) added to the balance sheet were $156 million in the fourth quarter of 2017 compared to $93 million in the fourth quarter of 2016. The growth in loans from December 31, 2016 was partially offset by a $92 million, or 23%, decline in the combination of securities available for sale and held to maturity, primarily due to the sales of the mutual fund investment portfolio and the remaining available-for-sale corporate debt securities portfolio in the first half of 2017.

Compared to September 30, 2017, deposits grew $54 million, or 3%, to $2.0 billion at December 31, 2017. The growth from the end of the third quarter was driven by a $66 million increase in brokered deposits and a $10 million increase in deposits at the Seaport branch, partially offset by a seasonal decline of $33 million in deposits at the Nantucket Bank. Borrowings increased to $205 million at December 31, 2017 from $130 million at September 30, 2017.

Compared to December 31, 2016, deposits grew $231 million, or 13%, and included growth in all customer segments (consumer, small business, commercial and municipal). By category, the most significant increases were seen in certificates of deposit, which were up $108 million, money market deposits, which were up $73 million, and NOW and demand deposits, which were up $50 million. The growth in CDs lengthened the duration of customer deposits. These increases were partially offset by a $42 million decline in regular savings deposits. Nantucket Bank deposits increased $24 million from the end of 2016. Total brokered deposits increased $42 million from the end of 2016 while borrowings declined $46 million.

Stockholders’ equity was $398 million at December 31, 2017 compared to $399 million at September 30, 2017 and $387 million at December 31, 2016. The increase from a year ago included net income during 2017, which added $16 million to stockholders' equity and the payment of $14 million in dividends, including a special dividend of $0.20 per common share in the second quarter of 2017. There were no share repurchases in 2017.

NET INTEREST AND DIVIDEND INCOME
Reported net interest and dividend income was $17.8 million in the fourth quarter of 2017, up $840,000, or 5%, from $17.0 million in the third quarter of 2017 and up $1.8 million, or 12%, from $16.0 million in the fourth quarter of 2016. Reported net interest margin was 2.80% in the fourth quarter of 2017, up from 2.77% in the third quarter of 2017 but down from 2.81% in the fourth quarter of 2016.

Net interest and dividend income on a fully taxable equivalent basis (referred to herein as "Reported net interest and dividend income (FTE)", a Non-GAAP measure) was $17.9 million in the fourth quarter of 2017, up $846,000, or 5%, from $17.0 million in the third quarter of 2017, and up $1.8 million, or 11%, from $16.0 million in the fourth quarter of 2016. Net interest margin on a fully taxable equivalent basis (referred to herein as "Reported net interest margin (FTE)", a Non-GAAP measure) was 2.81% in the fourth quarter of 2017 compared to 2.78% in the third quarter of 2017 and 2.82% in the fourth quarter of 2016.

The table shown below provides a reconciliation of reported to adjusted net interest and dividend income and margin for the last five quarters (referred to herein as "adjusted net interest and dividend income (FTE)" and "adjusted net interest margin (FTE)", which are Non-GAAP measures). Commentary which follows the table focuses on changes in adjusted net interest and dividend income (FTE) and adjusted net interest margin (FTE).

(Unaudited, dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Net Interest and Dividend Income
Reported net interest and dividend income	$17,794	$16,954	$16,408	$15,881	$15,950
FTE adjustment	64	58	60	66	78
Reported net interest and dividend income (FTE)	17,858	17,012	16,468	15,947	16,028
Mutual fund dividends (1)	—	—	—	—	(844)
Purchase accounting accretion (1)	(100)	(103)	(181)	(107)	(137)
Adjusted net interest and dividend income (FTE) (2)	$17,758	$16,909	$16,287	$15,840	$15,047

Net Interest Margin
Reported net interest margin	2.80%	2.77%	2.75%	2.70%	2.81%
FTE adjustment	0.01	0.01	0.01	0.01	0.01
Reported net interest margin (FTE)	2.81	2.78	2.76	2.71	2.82
Mutual fund dividends (1)	—	—	—	0.03	(0.10)
Purchase accounting accretion (1)	(0.02)	(0.02)	(0.03)	(0.02)	(0.03)
Adjusted net interest margin (FTE) (2)	2.79%	2.76%	2.73%	2.72%	2.69%

(1) In calculating the net interest margin impact of mutual fund dividends and purchase accounting accretion, average earning assets were adjusted to remove the average balances associated with each item. In the first quarter of 2017 when the mutual fund dividend income was zero, the removal of the average balance had a positive impact on the adjusted net interest margin. Management believes this adjusted net interest margin is useful to investors because of the volatility or non-recurring nature of certain items from quarter to quarter. The Company sold its investments in mutual funds during the first quarter of 2017.

(2) Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully taxable equivalent basis (FTE), using a federal statutory tax rate of 35%. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.

Adjusted net interest and dividend income (FTE) increased $849,000, or 5%, to $17.8 million in the fourth quarter of 2017 from $16.9 million in the third quarter of 2017 and was up $2.7 million, or 18%, from $15.0 million in the fourth quarter of 2016. Adjusted net interest margin (FTE) improved to 2.79% in the fourth quarter of 2017 from 2.76% in the third quarter of 2017 and 2.69% in the fourth quarter of 2016. Adjusted net interest and dividend income (FTE) and adjusted net interest margin (FTE) benefited in both comparisons from higher floating rate loan yields related to the interest rate increases announced by the Federal Reserve Bank in June 2017, March 2017, December 2016 and, to a lesser extent, the rate hike that was announced in December 2017. The Company maintains an asset sensitive interest rate risk position. In addition, adjusted net interest and dividend income (FTE) was helped by loan growth, as average loans increased $82 million, or 4%, from the third quarter of this year and $355 million, or 19%, from the fourth quarter of last year. The increases in both comparisons were mainly driven by higher levels of commercial real estate loans, residential mortgages, and commercial business loans. Partially offsetting the improvement in adjusted net interest and dividend income (FTE) from the fourth quarter of 2016, was a $96 million, or 24%, decline in average securities reflecting the sales of the mutual fund and remaining available for sale corporate debt securities portfolios in the first half of 2017.

NONINTEREST INCOME
Noninterest income was $2.9 million in the fourth quarter of 2017, up $104,000, or 4%, from $2.8 million in the third quarter of 2017. The improvement reflects a $949,000 increase in loan level derivative income, which is related to a higher volume of new commercial loan customer back-to-back interest rate swap contracts. The amount of revenue in the loan level derivative income category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter. This improvement was partially offset by a $594,000 drop in mortgage banking income due to seasonality and a $328,000 drop in miscellaneous income mainly reflecting lower income on CRA-qualified Small Business Investment Company investments.

Compared to the fourth quarter of 2016, noninterest income declined $877,000, or 23%. This was mainly due to a $1.2 million decline in miscellaneous income which reflects the absence of large positive valuation adjustments recorded in 2016 on the portfolio of commercial loan customer back-to-back interest rate swap contracts and the absence of $298,000 of securities gains recorded a year ago. These declines were partially offset by a $465,000 increase in loan level derivative income and smaller increases in mortgage banking income, deposit account fees and interchange and ATM fees.

NONINTEREST EXPENSE
Noninterest expense was $14.2 million in the fourth quarter of 2017, up $830,000, or 6%, from $13.4 million in the third quarter of 2017 and up $676,000, or 5%, from $13.5 million in the fourth quarter of 2016. The fourth quarter of 2017 includes a $317,000 charge related to pension settlements and excluding such item, noninterest expense was up $513,000, or 4%, from the third quarter of 2017 and up $359,000, or 3%, from the fourth quarter of 2016. In addition, and as a result of the Tax Act, the Company recorded an expense of $70,000 in the fourth quarter of 2017 related to awarding a $1,000 bonus to each employee with a functional title below the Assistant Vice President level. The Company also took action to raise the hourly pay rate to $15 for a small number of hourly employees not already at that pay level. The linked quarter comparison also reflects a $200,000 increase in occupancy and equipment expense due mainly to non-capitalized equipment purchases made in the fourth quarter.

The fourth quarter of 2017 also includes a charge related to a settlement agreement that was reached between the Company and a former employee from a previously disclosed complaint filed by the former employee on December 30, 2014. Both parties provided mutual releases of all claims and executed a confidentiality agreement.

INCOME TAXES
The Company's effective tax rate in the fourth quarter of 2017 was 78% and included a charge of approximately $2.5 million charge related to the Tax Act which was enacted on December 22, 2017. The Tax Act provides for a reduction in the corporate income tax rate from 35% to 21% effective January 1, 2018 and this reduction in the corporate tax rate resulted in a downward revaluation of the Company's net deferred tax asset which has an adjusted balance of $6.0 million at December 31, 2017. Excluding this charge, the Company's effective tax rate was 35% in the fourth quarter of 2017 compared to 38% in the third quarter of 2017. The decline in the effective tax rate in the fourth quarter was due to the tax effect associated with equity-based compensation transactions. As a result of the Tax Act, the Company expects its effective tax rate to be approximately 25% in 2018.

ASSET QUALITY
The provision for loan losses reflects management’s assessment of risks inherent in the loan portfolio. The provision for loan losses was $681,000 in the fourth quarter of 2017 compared to $242,000 in the third quarter of 2017 and $927,000 in the fourth quarter of 2016. Loan growth and loan mix impact the level of provision needed each quarter and the linked quarter increase in the provision reflects loan growth of 6% in the fourth quarter of 2017 compared to growth of 1% in the third quarter.

The allowance for loan losses as a percentage of total loans was 0.95% at December 31, 2017 compared to 0.97% at September 30, 2017 and December 31, 2016. The Company had net loan charge-offs of $52,000 in the fourth quarter of 2017 compared to net loan recoveries of $89,000 in the third quarter of 2017 and net loan recoveries of $93,000 in the fourth quarter of 2016. Net loan recoveries for the year ended December 31, 2017 were $29,000 compared to net charge-offs of $3.2 million in 2016, which included a $3.2 million net charge-off related to one commercial customer.

Nonperforming assets were $11.5 million at December 31, 2017 and September 30, 2017 compared to $9.0 million at December 31, 2016. The increase in nonperforming assets from the fourth quarter of last year was mainly due to loans secured by one income property that were placed back on nonaccrual in the first quarter of 2017. Nonperforming assets as a percentage of total assets were 0.43% at December 31, 2017 compared to 0.45% at September 30, 2017 and 0.36% at December 31, 2016.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.7 billion at December 31, 2017 and operates 11 retail branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 145 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited; dollars in thousands)				% Change
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017 vs. September 30, 2017	December 31, 2017 vs. December 31, 2016
Assets
Cash and due from banks	$16,149	$16,171	$14,752	(0.1)%	9.5%
Short term investments	30,018	22,192	15,744	35.3%	90.7%
Total cash and cash equivalents	46,167	38,363	30,496	20.3%	51.4%
Securities available-for-sale, at fair value	9,720	9,943	204,836	(2.2)%	(95.3)%
Securities held-to-maturity, at amortized cost	303,716	302,833	201,027	0.3%	51.1%
Federal Home Loan Bank stock, at cost	12,105	9,410	13,352	28.6%	(9.3)%
Loans held for sale	8,992	12,268	2,761	(26.7)%	225.7%
Loans:
1-4 family residential	926,117	905,585	854,478	2.3%	8.4%
Home equity	81,358	77,819	79,132	4.5%	2.8%
Commercial real estate	833,978	751,209	686,522	11.0%	21.5%
Construction	90,712	88,979	75,950	1.9%	19.4%
Total real estate loans	1,932,165	1,823,592	1,696,082	6.0%	13.9%
Commercial business	253,001	240,801	205,832	5.1%	22.9%
Consumer	21,858	23,142	29,707	(5.5)%	(26.4)%
Total loans	2,207,024	2,087,535	1,931,621	5.7%	14.3%
Allowance for loan losses	(20,877)	(20,248)	(18,750)	3.1%	11.3%
Loans, net	2,186,147	2,067,287	1,912,871	5.7%	14.3%
Premises and equipment, net	21,573	21,850	22,034	(1.3)%	(2.1)%
Accrued interest receivable	6,438	5,802	6,057	11.0%	6.3%
Goodwill and core deposit intangible	9,717	9,892	10,560	(1.8)%	(8.0)%
Net deferred tax asset	6,000	9,295	10,146	(35.4)%	(40.9)%
Bank-owned life insurance	33,078	32,800	32,015	0.8%	3.3%
Other assets	24,867	25,673	23,537	(3.1)%	5.7%
Total assets	$2,668,520	$2,545,416	$2,469,692	4.8%	8.1%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$381,316	$376,864	$331,508	1.2%	15.0%
Regular savings	221,004	244,662	262,984	(9.7)%	(16.0)%
Money market	646,603	666,388	573,204	(3.0)%	12.8%
Certificates of deposit	448,382	420,765	340,114	6.6%	31.8%
Brokered money market	92,798	41,768	53,357	122.2%	73.9%
Brokered certificates of deposit	249,766	235,106	247,520	6.2%	0.9%
Total deposits	2,039,869	1,985,553	1,808,687	2.7%	12.8%
Short-term borrowings	100,000	20,000	146,000	NM	(31.5)%
Long-term debt	105,000	110,000	105,000	(4.5)%	—%
Other liabilities	25,845	30,829	23,098	(16.2)%	11.9%
Total liabilities	2,270,714	2,146,382	2,082,785	5.8%	9.0%
Common stock	259	259	259	—%	—%
Additional paid-in capital	254,759	254,034	249,317	0.3%	2.2%
Unearned compensation- ESOP	(19,737)	(19,927)	(20,496)	(1.0)%	(3.7)%
Retained earnings	163,978	166,282	161,896	(1.4)%	1.3%
Accumulated other comprehensive loss	(1,453)	(1,614)	(4,069)	(10.0)%	(64.3)%
Total stockholders' equity	397,806	399,034	386,907	(0.3)%	2.8%
Total liabilities and stockholders' equity	$2,668,520	$2,545,416	$2,469,692	4.8%	8.1%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited; dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Assets
Cash and due from banks	$16,149	$16,171	$17,292	$15,594	$14,752
Short term investments	30,018	22,192	33,819	19,555	15,744
Total cash and cash equivalents	46,167	38,363	51,111	35,149	30,496
Securities available-for-sale, at fair value	9,720	9,943	10,437	173,834	204,836
Securities held-to-maturity, at amortized cost	303,716	302,833	283,672	201,684	201,027
Federal Home Loan Bank stock, at cost	12,105	9,410	11,943	14,828	13,352
Loans held for sale	8,992	12,268	6,789	1,675	2,761
Loans:
1-4 family residential	926,117	905,585	895,015	896,951	854,478
Home equity	81,358	77,819	84,615	80,427	79,132
Commercial real estate	833,978	751,209	756,093	701,463	686,522
Construction	90,712	88,979	78,062	70,855	75,950
Total real estate loans	1,932,165	1,823,592	1,813,785	1,749,696	1,696,082
Commercial business	253,001	240,801	227,262	210,328	205,832
Consumer	21,858	23,142	25,047	27,325	29,707
Total loans	2,207,024	2,087,535	2,066,094	1,987,349	1,931,621
Allowance for loan losses	(20,877)	(20,248)	(19,917)	(18,875)	(18,750)
Loans, net	2,186,147	2,067,287	2,046,177	1,968,474	1,912,871
Premises and equipment, net	21,573	21,850	22,004	21,858	22,034
Accrued interest receivable	6,438	5,802	5,362	5,994	6,057
Goodwill and core deposit intangible	9,717	9,892	10,091	10,313	10,560
Net deferred tax asset	6,000	9,295	8,184	8,751	10,146
Bank-owned life insurance	33,078	32,800	32,533	32,271	32,015
Other assets	24,867	25,673	25,606	21,779	23,537
Total assets	$2,668,520	$2,545,416	$2,513,909	$2,496,610	$2,469,692
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$381,316	$376,864	$359,877	$342,118	$331,508
Regular savings	221,004	244,662	246,484	265,116	262,984
Money market	646,603	666,388	674,593	622,852	573,204
Certificates of deposit	448,382	420,765	362,261	348,042	340,114
Brokered money market	92,798	41,768	44,728	50,129	53,357
Brokered certificates of deposit	249,766	235,106	277,320	228,465	247,520
Total deposits	2,039,869	1,985,553	1,965,263	1,856,722	1,808,687
Short-term borrowings	100,000	20,000	—	118,000	146,000
Long-term debt	105,000	110,000	130,000	105,000	105,000
Other liabilities	25,845	30,829	21,328	19,944	23,098
Total liabilities	2,270,714	2,146,382	2,116,591	2,099,666	2,082,785
Common stock	259	259	259	259	259
Additional paid-in capital	254,759	254,034	252,504	250,976	249,317
Unearned compensation- ESOP	(19,737)	(19,927)	(20,117)	(20,306)	(20,496)
Retained earnings	163,978	166,282	166,033	168,160	161,896
Accumulated other comprehensive loss	(1,453)	(1,614)	(1,361)	(2,145)	(4,069)
Total stockholders' equity	397,806	399,034	397,318	396,944	386,907
Total liabilities and stockholders' equity	$2,668,520	$2,545,416	$2,513,909	$2,496,610	$2,469,692

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited; dollars in thousands, except share data)	Quarters Ended			% Change
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017 vs. September 30, 2017	December 31, 2017 vs. December 31, 2016
Interest and fees on loans	$20,883	$19,721	$16,099	5.9%	29.7%
Interest on securities	1,763	1,565	2,325	12.7%	(24.2)%
Dividends	189	194	990	(2.6)%	(80.9)%
Other	40	65	20	(38.5)%	100.0%
Total interest and dividend income	22,875	21,545	19,434	6.2%	17.7%
Interest on deposits	4,349	4,089	2,980	6.4%	45.9%
Interest on borrowings	732	502	504	45.8%	45.2%
Total interest expense	5,081	4,591	3,484	10.7%	45.8%
Net interest and dividend income	17,794	16,954	15,950	5.0%	11.6%
Provision for loan losses	681	242	927	181.4%	(26.5)%
Net interest and dividend income, after provision for loan losses	17,113	16,712	15,023	2.4%	13.9%
Deposit account fees	372	385	356	(3.4)%	4.5%
Interchange and ATM fees	418	455	388	(8.1)%	7.7%
Mortgage banking	552	1,146	436	(51.8)%	26.6%
Loss on sale of purchased home equity portfolio	—	(118)	—	NM	NM
Loan level derivative fee income	1,105	156	640	608.3%	72.7%
Realized securities gains, net	—	—	298	NM	NM
Bank-owned life insurance income	277	268	272	3.4%	1.8%
Miscellaneous	206	534	1,417	(61.4)%	(85.5)%
Total noninterest income	2,930	2,826	3,807	3.7%	(23.0)%
Salaries and employee benefits	7,755	7,979	7,234	(2.8)%	7.2%
Pension settlement charges	317	—	—	NM	NM
Occupancy and equipment	2,224	2,024	2,291	9.9%	(2.9)%
Data processing	1,067	1,016	988	5.0%	8.0%
Professional fees	540	340	736	58.8%	(26.6)%
Advertising	503	563	677	(10.7)%	(25.7)%
FDIC deposit insurance	220	226	157	(2.7)%	40.1%
Directors' fees	382	382	377	—%	1.3%
Amortization of core deposit intangible	175	199	271	(12.1)%	(35.4)%
Other general and administrative	1,002	626	778	60.1%	28.8%
Total noninterest expense	14,185	13,355	13,509	6.2%	5.0%
Income before income taxes	5,858	6,183	5,321	(5.3)%	10.1%
Provision for income taxes	4,565	2,342	1,323	94.9%	245.0%
Net income	$1,293	$3,841	$3,998	(66.3)%	(67.7)%

Earnings per common share:
Basic	$0.05	$0.16	$0.17
Diluted	$0.05	$0.16	$0.17
Weighted average shares outstanding:
Basic	24,104,329	23,973,116	23,919,483
Diluted	24,795,366	24,510,092	24,032,613

Regular dividends declared per share	$0.15	$0.15	$0.03
Special dividends declared per share	$—	$—	$—

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited; dollars in thousands, except share data)	Year to Date
	December 31, 2017	December 31, 2016	% Change
Interest and fees on loans	$76,701	$58,953	30.1%
Interest on securities	7,110	8,895	(20.1)%
Dividends	733	1,596	(54.1)%
Other	231	94	145.7%
Total interest and dividend income	84,775	69,538	21.9%
Interest on deposits	15,215	10,488	45.1%
Interest on borrowings	2,523	2,088	20.8%
Total interest expense	17,738	12,576	41.0%
Net interest and dividend income	67,037	56,962	17.7%
Provision for loan losses	2,098	4,885	(57.1)%
Net interest and dividend income, after provision for loan losses	64,939	52,077	24.7%
Deposit account fees	1,418	1,327	6.9%
Interchange and ATM fees	1,609	1,546	4.1%
Mortgage banking	3,657	2,473	47.9%
Loss on sale of purchased home equity portfolio	(118)	—	NM
Loan level derivative fee income	2,792	2,371	17.8%
Realized securities gains (losses), net	(94)	1,280	(107.3)%
Gain on exchange of investment in Northeast Retirement Services	5,947	—	NM
Bank-owned life insurance income	1,063	1,048	1.4%
Bank-owned life insurance death benefit gains	—	506	NM
Miscellaneous	808	1,576	(48.7)%
Total noninterest income	17,082	12,127	40.9%
Salaries and employee benefits	30,961	28,853	7.3%
Pension settlement charges	317	—	NM
Occupancy and equipment	8,393	7,370	13.9%
Data processing	4,149	3,460	19.9%
Professional fees	2,275	2,638	(13.8)%
Advertising	1,922	2,423	(20.7)%
FDIC deposit insurance	881	1,125	(21.7)%
Directors' fees	1,566	1,458	7.4%
Amortization of core deposit intangible	843	1,225	(31.2)%
Other general and administrative	2,999	3,194	(6.1)%
Total noninterest expense	54,306	51,746	4.9%
Income before income taxes	27,715	12,458	122.5%
Provision for income taxes	11,226	3,805	195.0%
Net income	$16,489	$8,653	90.6%

Earnings per common share:
Basic	$0.69	$0.35
Diluted	$0.67	$0.35
Weighted average shares outstanding:
Basic	23,985,822	24,420,405
Diluted	24,482,414	24,540,929

Regular dividends declared per share	$0.40	$0.11
Special dividends declared per share	$0.20	$—

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited; dollars in thousands, except share data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Interest and fees on loans	$20,883	$19,721	$18,715	$17,382	$16,099
Interest on securities	1,763	1,565	1,572	2,210	2,325
Dividends	189	194	193	157	990
Other	40	65	94	32	20
Total interest and dividend income	22,875	21,545	20,574	19,781	19,434
Interest on deposits	4,349	4,089	3,523	3,254	2,980
Interest on borrowings	732	502	643	646	504
Total interest expense	5,081	4,591	4,166	3,900	3,484
Net interest and dividend income	17,794	16,954	16,408	15,881	15,950
Provision for loan losses	681	242	1,118	57	927
Net interest and dividend income, after provision for loan losses	17,113	16,712	15,290	15,824	15,023
Deposit account fees	372	385	341	320	356
Interchange and ATM fees	418	455	388	348	388
Mortgage banking	552	1,146	1,219	740	436
Loss on sale of purchased home equity portfolio	—	(118)	—	—	—
Loan level derivative fee income	1,105	156	1,367	164	640
Realized securities gains (losses), net	—	—	928	(1,022)	298
Gain on exchange of investment in Northeast Retirement Services	—	—	—	5,947	—
Bank-owned life insurance income	277	268	261	257	272
Miscellaneous	206	534	6	62	1,417
Total noninterest income	2,930	2,826	4,510	6,816	3,807
Salaries and employee benefits	7,755	7,979	7,664	7,563	7,234
Pension settlement charges	317	—	—	—	—
Occupancy and equipment	2,224	2,024	2,030	2,115	2,291
Data processing	1,067	1,016	1,022	1,044	988
Professional fees	540	340	526	869	736
Advertising	503	563	489	367	677
FDIC deposit insurance	220	226	223	212	157
Directors' fees	382	382	428	374	377
Amortization of core deposit intangible	175	199	222	247	271
Other general and administrative	1,002	626	762	609	778
Total noninterest expense	14,185	13,355	13,366	13,400	13,509
Income before income taxes	5,858	6,183	6,434	9,240	5,321
Provision for income taxes	4,565	2,342	2,566	1,753	1,323
Net income	$1,293	$3,841	$3,868	$7,487	$3,998

Earnings per common share:
Basic	$0.05	$0.16	$0.16	$0.31	$0.17
Diluted	$0.05	$0.16	$0.16	$0.31	$0.17
Weighted average shares outstanding:
Basic	24,104,329	23,973,116	23,952,443	23,911,419	23,919,483
Diluted	24,795,366	24,510,092	24,346,553	24,275,665	24,032,613

Regular dividends declared per share	$0.15	$0.15	$0.05	$0.05	$0.03
Special dividends declared per share	$—	$—	$0.20	$—	$—

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Quarters Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,178,388	$20,947	3.81%	$2,096,034	$19,779	3.74%	$1,823,046	$16,161	3.53%
Securities (1)	312,313	1,836	2.33	301,484	1,609	2.12	408,351	3,206	3.12
Other interest earning assets and FHLB stock	28,842	156	2.15	32,051	215	2.66	29,235	145	1.97
Total interest-earning assets	2,519,543	22,939	3.61%	2,429,569	21,603	3.53%	2,260,632	19,512	3.43%
Non-interest-earning assets	96,781			101,188			104,188
Total assets	$2,616,324			$2,530,757			$2,364,820

Interest-bearing liabilities
NOW	$160,371	$17	0.04%	$153,224	$17	0.04%	$144,520	$18	0.05%
Regular savings	235,864	183	0.31	243,680	191	0.31	265,589	225	0.34
Money market	718,489	1,823	1.01	708,748	1,769	0.99	597,891	1,319	0.88
Certificates of deposit	653,573	2,326	1.41	653,339	2,112	1.28	526,433	1,418	1.07
Total interest-bearing deposits	1,768,297	4,349	0.98	1,758,991	4,089	0.92	1,534,433	2,980	0.77
Borrowings	202,255	732	1.44	133,788	502	1.49	223,693	504	0.90
Total interest-bearing liabilities	1,970,552	5,081	1.02%	1,892,779	4,591	0.96%	1,758,126	3,484	0.79%
Non-interest-bearing deposits	220,167			213,459			188,797
Other non-interest-bearing liabilities	23,602			23,603			29,861
Total liabilities	2,214,321			2,129,841			1,976,784
Stockholders' equity	402,003			400,916			388,036
Total liabilities and stockholders' equity	$2,616,324			$2,530,757			$2,364,820

Net interest and dividend income (FTE)		17,858			17,012			16,028
Less: FTE adjustment		(64)			(58)			(78)
Net interest and dividend income (GAAP)		$17,794			$16,954			$15,950

Net interest rate spread (FTE)			2.59%			2.57%			2.64%
Net interest margin (FTE)			2.81%			2.78%			2.82%
Total deposit cost			0.87%			0.82%			0.69%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Year to Date
	December 31, 2017			December 31, 2016
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,070,513	$76,932	3.72%	$1,688,878	$59,174	3.50%
Securities (1)	329,369	7,306	2.22	415,220	10,068	2.42
Other interest earning assets and FHLB stock	32,345	785	2.43	33,427	603	1.80
Total interest-earning assets	2,432,227	85,023	3.50%	2,137,525	69,845	3.27%
Non-interest-earning assets	99,333			102,868
Total assets	$2,531,560			$2,240,393

Interest-bearing liabilities
NOW	$152,469	$67	0.04%	$139,829	$67	0.05%
Regular savings	249,256	800	0.32	275,347	938	0.34
Money market	692,474	6,780	0.98	517,474	4,321	0.84
Certificates of deposit	612,486	7,568	1.24	472,985	5,162	1.09
Total interest-bearing deposits	1,706,685	15,215	0.89	1,405,635	10,488	0.75
Borrowings	199,004	2,523	1.27	249,226	2,088	0.84
Total interest-bearing liabilities	1,905,689	17,738	0.93%	1,654,861	12,576	0.76%
Non-interest-bearing deposits	201,715			163,403
Other non-interest-bearing liabilities	25,477			29,459
Total liabilities	2,132,881			1,847,723
Stockholders' equity	398,679			392,670
Total liabilities and stockholders' equity	$2,531,560			$2,240,393

Net interest and dividend income (FTE)		67,285			57,269
Less: FTE adjustment		(248)			(307)
Net interest and dividend income (GAAP)		$67,037			$56,962

Net interest rate spread (FTE)			2.57%			2.51%
Net interest margin (FTE)			2.77%			2.68%
Total deposit cost			0.80%			0.67%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited; dollars in thousands)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Interest-earning assets
Total loans	$2,178,388	$2,096,034	$2,046,288	$1,958,647	$1,823,046
Securities	312,313	301,484	309,909	398,201	408,351
Other interest earning assets and FHLB stock	28,842	32,051	36,768	31,842	29,235
Total interest-earning assets	2,519,543	2,429,569	2,392,965	2,388,690	2,260,632
Non-interest-earning assets	96,781	101,188	102,750	93,397	104,188
Total assets	$2,616,324	$2,530,757	$2,495,715	$2,482,087	$2,364,820

Interest-bearing liabilities
NOW	$160,371	$153,224	$150,711	$145,396	$144,520
Regular savings	235,864	243,680	255,255	262,578	265,589
Money market	718,489	708,748	688,600	653,165	597,891
Certificates of deposit	653,573	653,339	573,997	567,642	526,433
Total interest-bearing deposits	1,768,297	1,758,991	1,668,563	1,628,781	1,534,433
Borrowings	202,255	133,788	204,786	256,500	223,693
Total interest-bearing liabilities	1,970,552	1,892,779	1,873,349	1,885,281	1,758,126
Non-interest-bearing deposits	220,167	213,459	189,180	183,520	188,797
Other non-interest-bearing liabilities	23,602	23,603	33,664	21,035	29,861
Total liabilities	2,214,321	2,129,841	2,096,193	2,089,836	1,976,784
Stockholders' equity	402,003	400,916	399,522	392,251	388,036
Total liabilities and stockholders' equity	$2,616,324	$2,530,757	$2,495,715	$2,482,087	$2,364,820

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited; dollars in thousands)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Interest-earning assets
Total loans (1)	3.81%	3.74%	3.68%	3.61%	3.53%
Securities (1)	2.33%	2.12%	2.10%	2.28%	3.12%
Other interest earning assets and FHLB stock	2.15%	2.66%	2.65%	2.18%	1.97%
Total interest-earning assets	3.61%	3.53%	3.46%	3.37%	3.43%

Interest-bearing liabilities
NOW	0.04%	0.04%	0.05%	0.04%	0.05%
Regular savings	0.31%	0.31%	0.33%	0.34%	0.34%
Money market	1.01%	0.99%	0.97%	0.94%	0.88%
Certificates of deposit	1.41%	1.28%	1.14%	1.07%	1.07%
Total interest-bearing deposits	0.98%	0.92%	0.85%	0.81%	0.77%
Borrowings	1.44%	1.49%	1.26%	1.02%	0.90%
Total interest-bearing liabilities	1.02%	0.96%	0.89%	0.84%	0.79%

Net interest rate spread (FTE) (1)	2.59%	2.57%	2.57%	2.53%	2.64%
Net interest margin (FTE) (1)	2.81%	2.78%	2.76%	2.71%	2.82%
Total deposit cost	0.87%	0.82%	0.76%	0.73%	0.69%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Quarter Ended
	December 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$5,858	$4,565	$1,293	$0.05
Add pension settlement charges	317	129	188	0.01
Add impact of tax reform on DTA valuation	—	(2,500)	2,500	0.10
Non-GAAP basis	$6,175	$2,194	$3,981	$0.16
	Quarter Ended
	September 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,183	$2,342	$3,841	$0.16
Add loss on sale of purchased home equity portfolio	118	45	73	—
Non-GAAP basis	$6,301	$2,387	$3,914	$0.16
	Quarter Ended
	June 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,434	$2,566	$3,868	$0.16
Less realized gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Non-GAAP basis	$5,506	$2,233	$3,273	$0.14
	Quarter Ended
	March 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$9,240	$1,753	$7,487	$0.31
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Less reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$4,347	$1,695	$2,652	$0.11

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Year to Date
	December 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$27,715	$11,226	$16,489	$0.67
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Less realized gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Add loss on sale of purchased home equity portfolio	118	45	73	—
Add pension settlement charges	317	129	188	0.01
Less reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Add impact of tax reform on DTA valuation	—	(2,500)	2,500	0.10
Non-GAAP basis	$22,329	$8,509	$13,820	$0.56

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP. There we no nonrecurring items in the year ended December 31, 2016.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.05	$0.16	$0.16	$0.31	$0.17
Non-GAAP	$0.16	$0.16	$0.14	$0.11	n/a

Return on average assets (ROAA)
GAAP	0.20%	0.60%	0.62%	1.22%	0.67%
Non-GAAP	0.60%	0.61%	0.53%	0.43%	n/a

Return on average equity (ROAE)
GAAP	1.28%	3.80%	3.88%	7.74%	4.10%
Non-GAAP	3.93%	3.87%	3.29%	2.74%	n/a

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	1.31%	3.90%	3.99%	7.95%	4.22%
Non-GAAP	4.03%	3.97%	3.37%	2.82%	n/a

Efficiency ratio (2) (3)
GAAP	68%	68%	64%	59%	68%
Non-GAAP	67%	67%	67%	75%	n/a

(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income.

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 15 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	Year to Date
	December 31, 2017	December 31, 2016
Performance Ratios

Diluted EPS
GAAP	$0.67	$0.35
Non-GAAP	0.56	n/a

Return on average assets (ROAA)
GAAP	0.65%	0.39%
Non-GAAP	0.55%	n/a

Return on average equity (ROAE)
GAAP	4.14%	2.20%
Non-GAAP	3.47%	n/a

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	4.24%	2.27%
Non-GAAP	3.56%	n/a

Efficiency ratio (2) (3)	65%	75%
GAAP	69%	n/a
Non-GAAP
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income.

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 16 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Asset Quality
Non-performing Assets	$11,523	$11,540	$8,983	$11,523	$8,983
Non-performing Assets/ Total Assets	0.43%	0.45%	0.36%	0.43%	0.36%
Allowance for Loan Losses/ Total Loans	0.95%	0.97%	0.97%	0.95%	0.97%
Net Charge-offs (Recoveries)	$52	$(89)	$(93)	$(29)	$3,237
Annualized Net Charge-offs (Recoveries)/ Average Loans	0.01%	(0.02)%	(0.02)%	—%	0.19%
Allowance for Loan Losses/ Nonperforming Loans	181%	175%	209%	181%	209%

Capital/Other
Common shares outstanding	26,827,660	26,869,088	26,759,953
Book value per share	$14.83	$14.85	$14.46
Tangible book value per share	$14.47	$14.48	$14.06
Tangible Common Equity/Tangible Assets (1) (2)	14.60%	15.35%	15.30%
Full-time Equivalent Employees	237	232	228
(1) Tangible common equity equals total equity less goodwill and core deposit intangibles, Tangible assets equals total assets less goodwill and core deposit intangibles.

(2)Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.